Exhibit 10.4

LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of January 31, 2005, by and between THERMA-WAVE, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Silicon”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated as of June 13, 2003 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings assigned in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Hereinafter, all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS OF EXISTING LOAN DOCUMENTS.

3.1	Financial Covenants.

     (a) Sub-section (i) of Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Quick Ratio (Adjusted). As of the last day of each month beginning with the month ending December 31, 2004, a ratio of Quick Assets to Current Liabilities plus all outstanding obligations of Borrower to Bank minus any stand-by letters of credit issued to secure pre-paid customer deposit subsequently accounted for under the definition of “Current Liabilities” minus current portions of Deferred Revenue minus current portions of foreign tax accruals of at least 1.35 to 1.00. For the purposes of calculation of this ratio for the last day of each month which is also the last day of a fiscal quarter, Quick Assets shall not include cash in the amount of any funded debt which constitutes Obligations on the date of calculation, and Current Liabilities shall not include liabilities in the amount of any funded debt which constitutes Obligations on the date of calculation.”

     (b) Sub-section (ii)(d) of Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d) <$2,000,000> for the fiscal quarter ending on March 31, 2005; and”

     (c) A new sub-section (e) is added to Section 6.7(ii) to read as follows:

“(e) <$1,000,000> for every fiscal quarter ending after March 31, 2005.”

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. WAIVERS.

5.1	Bank hereby waives the following (collectively, the “Waived Defaults”): solely with respect to the period beginning July 1, 2004 through November 20, 2004, the Event of Default under Section 8.2 arising out of Borrower’s violation of Section 6.7(i).

5.2	The waiver is this Section 5 shall become effective only in accordance with Section 9 hereof and then only in this specific instance and for the specific purposes set forth herein. Such waiver does not allow for any other or further departure from the terms and conditions of the Loan Agreement, as amended hereby, or any of the other Existing Loan Documents, which terms and conditions shall remain in full force and effect.

6. PAYMENT OF LOAN MODIFICATION EXPENSES. Borrower shall pay Bank its reasonable out-of-pocket expenses incurred for preparation of this Loan Modification Agreement.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against its obligations to pay all of the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Existing Loan Documents, Silicon is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents and as of the date of such Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon’s agreement to modifications to the Existing Loan Documents pursuant to this Modification in no way shall obligate Silicon to make any future modifications to the Existing Loan Documents. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing, and no maker, endorser, or guarantor will be released by virtue of this Modification.

9. CONDITIONS. The effectiveness of this Modification is conditioned upon (i) payment by Borrower of all reasonable Bank Expenses relating to this Modification, and (ii) execution and delivery to Silicon of a fully executed copy of this Modification.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Modification to be executed and delivered by its duly authorized representative as of the date first written above.

BORROWER:		SILICON:

THERMA-WAVE, INC.,		SILICON VALLEY BANK,
a Delaware corporation		a California-chartered bank

By:	/s/ L. Ray Christie	By:	/s/ Quentin Falconer

Name: L. Ray Christie		Name: Quentin Falconer

Title: Senior V.P., Chief Financial Officer		Title: Senior V.P.
and Secretary